UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 18, 2014

Precision Aerospace Components, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30185	20-4763096
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

351 Camer Dr. Bensalem, PA	19020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (718) 356-1500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

As of March 18, 2014, the company entered into the seventh amendment to its the Loan and Security Agreement, dated as of May 25, 2012, among Precision Aerospace Components, Inc., Freundlich Supply Company, Inc. , Tiger-Tight Corp., Aero-Missile Components, Inc., and Creative Assembly Systems, Inc., the lenders from time to time party to the Agreement, and Newstar Business Credit, LLC, as administrative agent .

Section 901 Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Description

10.1	Seventh Amendment to the Loan and Security Agreement, dated as of May 25, 2012, among Precision Aerospace Components, Inc., Freundlich Supply Company, Inc. , Tiger-Tight Corp., Aero-Missile Components, Inc., and Creative Assembly Systems, Inc., the lenders from time to time party to the Agreement, and Newstar Business Credit, LLC, as administrative agent Amended and Restated Statement of Designations Series A Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2014	Precision Aerospace Components, Inc.

By: /s/ Andrew S. Prince
Andrew S. Prince
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Seventh Amendment to the Loan and Security Agreement, dated as of May 25, 2012, among Precision Aerospace Components, Inc., Freundlich Supply Company, Inc. , Tiger-Tight Corp., Aero-Missile Components, Inc., and Creative Assembly Systems, Inc., the lenders from time to time party to the Agreement, and Newstar Business Credit, LLC, as administrative agent Amended and Restated Statement of Designations Series A Convertible Preferred Stock

2